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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                               VISION ENERGY, INC.

         I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware ("DGCL"), do execute this Certificate of Incorporation and do hereby certify as follows:


                                    ARTICLE I
                                      NAME

         The name of the corporation (the "Corporation") is Vision Energy, Inc.


                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

         The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III
                               CORPORATE PURPOSES

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                   ARTICLE IV
                                  CAPITAL STOCK

         The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 100,000,000 shares, divided into 80,000,000 of common stock having a par value of $0.01 per share and 20,000,000 of preferred stock having a par value of $0.01 per share.

         The Board of Directors is authorized, subject to limitations prescribed by DGCL and the provisions of this Article IV, to provide for the issuance of the shares of preferred stock in one or


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more series, and by filing a certificate pursuant to DGCL, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of preferred stock may also be increased or decreased (but not below the number of shares of such series then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates establishing a series of preferred stock.

         Except as otherwise expressly provided in a certificate designating any series of preferred stock pursuant to the foregoing provisions of this Article IV, any new series of preferred stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of common stock or the holders of preferred stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the common stock, the preferred stock, or any future class or series of preferred stock or common stock.


                                    ARTICLE V
                                    DIRECTORS

         The number of directors of the Corporation shall be determined in the manner provided by the By-Laws and may be increased or decreased from time to time in the manner provided therein. Election of directors need not be by written ballots unless the By-Laws of the Corporation shall so require.


                                   ARTICLE VI
                               CORPORATE EXISTENCE

         The Corporation shall have perpetual existence.


                                   ARTICLE VII
                               BY-LAWS AMENDMENTS

         In furtherance and not in limitation of the powers conferred by DGCL, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the By-Laws of the Corporation or to adopt new By-Laws.


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                                  ARTICLE VIII
                                PREEMPTIVE RIGHTS

         Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.


                                   ARTICLE IX
                                CUMULATIVE VOTING

         The right to cumulate votes in the election of directors shall not exist with respect to shares of the Corporation.


                                    ARTICLE X
                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

         A. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation (funds paid or required to be paid to any person as a result of the provisions of this Article shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation or organization) against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any such person who could be indemnified pursuant to the preceding sentence except for the fact that the subject action or suit is or was by or in the right of the Corporation shall be indemnified by the Corporation against expenses (including attorneys' fees) actually or reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


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         B. To the extent that a director, officer, employee or agent of the
Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph A of this Article X, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein such indemnification is provided by this Article, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

         C. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

         D. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by the director, officer, employee or agent involved to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

         E. The indemnification hereby provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         F. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other


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enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article.


                                   ARTICLE XI
                           LIMITED DIRECTOR LIABILITY

         To the fullest extent that DGCL, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, modification or repeal of this Article IX shall not eliminate, reduce or otherwise adversely affect any limitation of personal liability of a director of the Corporation with respect to any acts or omissions of the director occurring prior to such amendment, modification or repeal.


                                   ARTICLE XII
                                INITIAL DIRECTORS

         The names and mailing addresses of the initial directors are:

Name                                                 Mailing Address
----                                                 ---------------
Horace A. Calvert                                    50 Briar Hollow Lane
                                                     7th Floor, West Building
                                                     Houston, TX  77027

Marshall L. Munsell                                  50 Briar Hollow Lane
                                                     7th Floor, West Building
                                                     Houston, TX  77027

Thomas A. Mazza                                      50 Briar Hollow Lane
                                                     7th Floor, West Building
                                                     Houston, TX  77027


                                  ARTICLE XIII
                   AMENDMENTS TO CERTIFICATE OF INCORPORATION

         The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by DGCL at the time in force may be added or inserted, in the manner now or hereafter prescribed


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by DGCL; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article XIII.


                                   ARTICLE XIV
                                  INCORPORATOR

         The powers of the incorporator will terminate upon the filing of this Certificate. The name and mailing address of the incorporator is as follows:

Name                                    Mailing Address
----                                    ---------------
James C. Webster                        Gardere Wynne Sewell & Riggs, L.L.P.
                                        1000 Louisiana, Suite 3400
                                        Houston, Texas 77002


         The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this 8th day of November, 1999.


                                        /s/ JAMES C. WEBSTER
                                        ----------------------------------------
                                        JAMES C. WEBSTER



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